UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2022
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Fifth Street
Ames, Iowa 50010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ATLO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Newly Engaged Independent Registered Public Accounting Firm

On November 7, 2022, the Audit Committee of the Board of Directors of Ames National Corporation (the “Company”) approved the appointment of FORVIS, LLP (“FORVIS”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Prior to retaining FORVIS, neither the Company nor anyone acting on its behalf consulted with FORVIS with respect to: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, (iii) any written report or oral advice provided to the Company that FORVIS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (iv) any matter that was either the subject of a "disagreement" or a "reportable event" (as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

The appointment of FORVIS to serve as the Company’s new independent registered public accounting firm followed the decision by the Company’s current independent registered public accounting firm, CliftonLarsonAllen LLP, that it would decline to stand for reappointment following completion of the audit of the Company’s financial statements for the year-ended December 31, 2022, as reported on Form 8-K filed by the Company on August 12, 2022.

Item 9.01 Financial Statement and Exhibits

(d)	The following exhibit is furnished as part of this Report.

	Exhibit No.	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: November 9, 2022	By:	/s/ John P. Nelson
John P. Nelson, Chief Executive Officer, and President
(Principal Executive Officer)